FOR IMMEDIATE RELEASE

Core Molding Technologies Reports Fiscal 2023 First Quarter Results
Strong Performance with Sales of $99.5 million, Earnings per Share Up 43%, Adjusted EBITDA Margin of 12.3%

COLUMBUS, OH, May 9, 2023 – Core Molding Technologies, Inc. (NYSE American: CMT) (“Core Molding”, “Core” or the “Company”), a leading engineered materials company specializing in molded structural products, principally in building products, industrial and utilities, medium and heavy-duty truck and powersports industries across the United States, Canada and Mexico today reports financial and operating results for the three months ended March 31, 2023.

First Quarter 2023 Highlights as compared to Prior Year

•Net sales of $99.5 million, up 9.8% from $90.6 million in the prior year; and product sales of $98.3 million, up 9.4%.
•Gross margin of $17.7 million, or 17.8% of net sales, compared to $14.5 million or 16.0% of net sales.
•Selling, general and administrative expenses of $9.7 million, or 9.7% of net sales compared to $8.5 million or 9.4%.
•Operating income of $8.1 million, or 8.1% of net sales, versus operating income of $6.0 million, or 6.6% of net sales.
•Net income of $5.9 million, or $0.66 per diluted share, compared to net income of $3.9 million, or $0.46 per diluted share.
•Adjusted EBITDA1 of $12.2 million, or 12.3% of net sales, compared to $9.5 million, or 10.5%.

1 Adjusted EBITDA is a non-GAAP financial measure as defined and reconciled below.

David Duvall, the Company's President and Chief Executive Officer, said, "It is exciting to see all of our transformation work reflected in the financial results. I am proud of what our team has accomplished and look forward to the future as our progress continues to gain momentum. We continue to diversify and transition our business to an engineered material and technical solution provider that delivers high value solutions to our customers, which drives higher margins. We are seeing the benefit of our broad portfolio of processes and industries as we leverage Core's long-term relationships with customers to provide unique solutions. Our technical solution strategy positions us well to take advantage of opportunities in various industries that are requiring new solutions, including opportunities resulting from government-funded infrastructure projects and sustainability improvements."

John Zimmer, the Company’s EVP and Chief Financial Officer, commented, “Our team remains focused on Core’s four strategic growth initiatives for this year: Revenue Growth, Technical Solutions Sales, Profitability Improvements, and Free Cash Flow1 Generation. Our first quarter results reflect the progress we have made in each of these areas. Sales growth and margin improvements, primarily driven by a combination of volume and strategic pricing actions, drove higher free cash flows when compared to first quarter 2022. We continue to work on operational efficiencies at all our plants and higher margin technical solution sales, to improve margins and reduce the impact of product mix shifts in our business. Our balance sheet remains strong, and we are actively managing our capital utilization, which is demonstrated by our improved return on capital employed1 , which grew to 22% for the first quarter on an annualized basis."

1Free Cash Flow and Return on capital employed are non-GAAP financial measures as defined and reconciled below.

2023 Capital Expenditures

The Company’s capital expenditures for first quarter 2023 were $2.1 million, including approximately $0.6 million of capacity expansion and automation investments. The Company plans for total 2023 capital expenditures of approximately $13 million to meet current demand and allow us to add new business.

Financial Position at March 31, 2023

The Company’s total liquidity at the end of the first fiscal quarter 2023 was $54.5 million, with $4.5 million in cash, $25.0 million of undrawn capacity under the Company’s revolving credit facility and $25.0 million of undrawn capacity under the Company's capex credit facility. The Company’s term debt was $23.9 million at March 31, 2023. The term debt-to-trailing twelve months Adjusted EBITDA1 was less than one times Adjusted EBITDA1 at the end of the fiscal first quarter. The Company had a return on capital employed1 of 22.0% on an annualized basis for the three months ended March 31, 2023.

1 Adjusted EBITDA and return on capital employed are non-GAAP financial measures as defined and reconciled below.

Conference Call

The Company will conduct a conference call today at 10:00 a.m. Eastern Time to discuss financial and operating results for the quarter ended March 31, 2023. To access the call live by phone, dial (844) 881-0134 and ask for the Core Molding Technologies call at least 10 minutes prior to the start time. A telephonic replay will be available through May 16, 2023, by calling (877) 344-7529 and using passcode ID: 9682264#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.coremt.com/investor-relations/events-presentations/.

About Core Molding Technologies, Inc.

Core Molding Technologies is a leading engineered materials company specializing in molded structural products, principally in building products, utilities, transportation and powersports industries across North America. The Company operates in one operating segment as a molder of thermoplastic and thermoset structural products. The Company’s operating segment consists of one reporting unit, Core Molding Technologies. The Company offers customers a wide range of manufacturing processes to fit various program volume and investment requirements. These processes include compression molding of sheet molding compound (“SMC”), resin transfer molding (“RTM”), liquid molding of dicyclopentadiene (“DCPD”), spray-up and hand-lay-up, direct long-fiber thermoplastics (“D-LFT”) and structural foam and structural web injection molding (“SIM”). Core Molding Technologies serves a wide variety of markets, including the medium and heavy-duty truck, marine, automotive, agriculture, construction, and other commercial products. The demand for Core Molding Technologies’ products is affected by economic conditions in the United States, Mexico, and Canada. Core Molding Technologies’ operations may change proportionately more than revenues from operations.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws that are subject to risks and uncertainties. These statements often include words such as “believe”, “anticipate”, “plan”, “expect”, “intend”, “will”, “should”, “could”, “would”, “project”, “continue”, “likely”, and similar expressions. In particular, this press release may contain forward-looking statements about the Company’s expectations for future periods with respect to its plans to improve financial results and the future of the Company’s end markets. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include: general macroeconomic, social, regulatory and political conditions, including uncertainties surrounding volatility in financial markets; the short-term and long-term impact of the coronavirus (COVID-19) pandemic, or other pandemics in the future, on our business; changes in the plastics, transportation, marine and commercial product industries; efforts of the Company to expand its customer base and develop new products to diversify markets, materials and processes and increase operational enhancements; the Company’s initiatives to quote and execute manufacturing processes for new business, acquire raw materials, address inflationary pressures, regulatory matters and labor relations; and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including those included in the Company’s filings with the SEC. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

Company Contact:
Core Molding Technologies, Inc.
John Zimmer
Executive Vice President & Chief Financial Officer
614-870-5604

Investor Relations Contact:
Three Part Advisors, LLC
Sandy Martin or Steven Hooser
214-616-2207

- Financial Statements Follow –

Core Molding Technologies, Inc.
Consolidated Statements of Operations
(unaudited, in thousands, except share and per share data)

	Three months ended March 31,
	2023	2022

Net sales:
Products	$98,337	$89,901
Tooling	1,170	691
Total net sales	99,507	90,592

Total cost of sales	81,764	76,085

Gross margin	17,743	14,507

Selling, general and administrative expense	9,668	8,495

Operating income	8,075	6,012

Other income and expense
Interest expense	356	541
Net periodic post-retirement benefit	(52)	(31)
Total other income and expense	304	510

Income before income taxes	7,771	5,502

Income tax expense	1,919	1,638

Net income	$5,852	$3,864

Net income per common share:
Basic	$0.69	$0.46
Diluted	$0.66	$0.46

Core Molding Technologies, Inc.
Consolidated Balance Sheets
(in thousands)

	As of
	March 31,	As of
	2023	December 31,
	(unaudited)	2022
Assets:
Current assets:
Cash and cash equivalents	$4,492	$4,183
Accounts receivable, net	52,501	44,261
Inventories, net	25,010	23,871
Prepaid expenses and other current assets	9,169	8,350
Total current assets	91,172	80,665

Right of use asset	5,037	5,114
Property, plant and equipment, net	81,730	83,267
Goodwill	17,376	17,376
Intangibles, net	7,207	7,619
Other non-current assets	4,259	4,574
Total Assets	$206,781	$198,615

Liabilities and Stockholders' Equity:
Liabilities:
Current liabilities:
Current portion of long-term debt	$1,205	$1,208
Revolving debt	—	1,864
Accounts payable	33,244	29,586
Contract liabilities	3,146	1,395
Compensation and related benefits	7,360	9,101
Accrued other liabilities	8,284	7,643
Total current liabilities	53,239	50,797

Other non-current liabilities	3,027	3,516
Long-term debt	22,685	22,986
Post retirement benefits liability	5,097	5,191
Total Liabilities	84,048	82,490

Stockholders' Equity:
Common stock	84	84
Paid in capital	41,073	40,342
Accumulated other comprehensive income, net of income taxes	3,101	3,053
Treasury stock	(29,122)	(29,099)
Retained earnings	107,597	101,745
Total Stockholders' Equity	122,733	116,125
Total Liabilities and Stockholders' Equity	$206,781	$198,615

Core Molding Technologies, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three months ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$5,852	$3,864
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	3,410	3,125
Loss on disposal of property, plant and equipment	80	—
Share-based compensation	731	501
Losses on foreign currency	81	240
Change in operating assets and liabilities:
Accounts receivable	(8,240)	(17,031)
Inventories	(1,139)	(3,270)
Prepaid and other assets	(450)	1,502
Accounts payable	4,209	10,407
Accrued and other liabilities	324	(948)
Post retirement benefits liability	(211)	(47)
Net cash provided by operating activities	4,647	(1,657)
Cash flows from investing activities:
Purchase of property, plant and equipment	(2,127)	(2,482)
Net cash used in investing activities	(2,127)	(2,482)
Cash flows from financing activities:
Gross borrowings on revolving loans	(35,369)	(37,444)
Gross repayment on revolving loans	33,505	37,855
Payments related to the purchase of treasury stock	(23)	—
Payment on principal on term loans	(324)	(1,092)
Net cash used in financing activities	(2,211)	(681)
Net change in cash and cash equivalents	309	(4,820)
Cash and cash equivalents at beginning of year	4,183	6,146
Cash and cash equivalents at end of year	$4,492	$1,326
Cash paid for:
Interest	$345	$420
Income taxes	$1,931	$2,198
Non cash investing activities:
Fixed asset purchases in accounts payable	$262	$513

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Core Molding management uses non-GAAP measures in its analysis of the Company's performance. Investors are encouraged to review the reconciliation of non-GAAP financial measures to the comparable GAAP results available in the accompanying tables.

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation and amortization of long-lived assets, (iv) share based compensation expense, (v) plant closure costs, and (vi) nonrecurring legal settlement costs and associated legal expenses unrelated to the Company's core operations. Free Cash Flow represents net cash (used in) provided by operating activities less purchase of property, plant and equipment and net working capital. Return on capital employed represents earnings before (i) interest expense, net and (ii) provision (benefit) for income taxes divided by (i) stockholders' equity and (ii) current and long-term debt. Return on capital employed represents earnings before (i) interest expense, net and (ii) provision (benefit) for income taxes divided by (i) stockholders' equity and (ii) current and long-term debt.

We present Adjusted EBITDA, Adjusted EBITDA as a percent of net sales, debt-to-trailing twelve months adjusted EBITDA, Free Cash Flow and Return on Capital Employed because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to performance measure derived in accordance with GAAP as an indicator of our operating performance. Our calculation of these measures may not be comparable to similarly named measures reported by other companies. The following tables present reconciliations of net income to Adjusted EBITDA, and Cash Flow from Operating Activities to Free Cash Flow, the most directly comparable GAAP measures, and Return on Capital Employed, for the periods presented:

Core Molding Technologies, Inc.
Net Income to Adjusted EBITDA Reconciliation
(unaudited, in thousands)

	Three months ended March 31,
	2023	2022
Net income	$5,852	$3,864
Provision for income taxes	1,919	1,638
Total other expenses(1)	304	510
Depreciation and amortization	3,390	3,004
Share-based compensation	731	501
Adjusted EBITDA	$12,196	$9,517

Adjusted EBITDA as a percent of net sales	12.3%	10.5%

(1)Includes interest expense and non-cash periodic post-retirement benefit cost

Core Molding Technologies, Inc.
Computation of Debt to Trailing Twelve Months Adjusted EBITDA
(unaudited, in thousands)

	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Trailing Twelve Month Adjusted EBITDA
Net income	$2,188	$1,319	$4,832	$5,852	$14,191
Provision for income taxes	1,769	1,251	(2,276)	1,919	2,663
Total other expenses(1)	428	2,062	418	304	3,212
Depreciation and amortization	2,972	3,170	2,457	3,390	11,989
Share-based compensation	581	623	624	731	2,559
Adjusted EBITDA	$7,938	$8,425	$6,055	$12,196	$34,614

Total Outstanding Term Debt as of March 31, 2023					$23,890

Debt to Trailing Twelve Months Adjusted EBITDA					0.69

(1)Includes interest expense and non-cash periodic post-retirement benefit cost and loss due to the extinguishment of debt

Core Molding Technologies, Inc.
Computation of Return on Capital Employed
Three Months Ended March 31, 2023 and 2022
(unaudited, in thousands)

	2023	2022
Equity	$122,733	$104,397
Structured debt	23,890	29,058
Total structured investment	$146,623	$133,455

Operating income	$8,075	$6,012
Return on capital employed	5.5%	4.5%
Annualized return on capital employed	22.0%	18.0%

Core Molding Technologies, Inc.
Free Cash Flow
Three Months Ended March 31, 2023 and 2022
(unaudited, in thousands)

	2023	2022
Cash flow provided by operations	$4,647	$(1,657)
Purchase of property, plant and equipment	(2,127)	(2,482)
Free cash flow (deficit) surplus	$2,520	$(4,139)